UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2013

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan

On May 6, 2013, Trinity Industries, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company's stockholders approved the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Amended Plan”). Upon recommendation of its Human Resources Committee, the Company's Board of Directors previously approved the Amended Plan, subject to the approval of the Company's stockholders. The Amended Plan, as approved, incorporates the following changes as compared to the existing Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “2004 Plan”):

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First, the Amended Plan increases the number of shares of the Company's common stock, par value $1.00 per share (“Common Stock”), authorized under the 2004 Plan by 1,600,000 shares of Common Stock for a total of 7,600,000 authorized shares.

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Second, the Amended Plan increases the number of shares of Common Stock authorized for issuance under the 2004 Plan by 1,600,000 shares of Common Stock for incentive stock options, non-qualified stock options and other awards for a total of 7,600,000 authorized shares.

•	Third, the Amended Plan extends the expiration date of the 2004 Plan from May 3, 2020 to May 6, 2023.

The above description of the Amended Plan is qualified in its entirety by reference to the copy of the Amended Plan filed herewith as Exhibit 10.1.

Trinity Industries, Inc. Annual Incentive Plan

At the Annual Meeting, the Company's stockholders approved the Trinity Industries, Inc. Annual Incentive Plan (the “Annual Plan”). Upon recommendation of its Human Resources Committee, the Company's Board of Directors previously approved the Annual Plan, subject to the approval of the Company's stockholders. The Annual Plan, as approved, has the following features:

The Annual Plan is a cash incentive plan that provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of specified performance goals. The maximum incentive compensation payable to a participant with respect to any single award under the Annual Plan is $3,000,000. The Annual Plan is designed to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, so that the Company can take federal income tax deductions for the performance-based compensation paid under the Annual Plan to its named executive officers.

The Annual Plan is administered by the Human Resources Committee of the Company's Board of Directors, which has the authority to (i) designate employees eligible to participate in the Annual Plan, (ii) establish performance goals and achievement levels, and (iii) establish and certify the achievement of the performance goals for the applicable performance period. Performance goals may relate to a one or more of a variety of business criteria.

The above description of the Annual Plan is qualified in its entirety by reference to the copy of the Annual Plan filed herewith as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company's stockholders voted on the following five proposals, and cast their votes as described below.

Proposal 1 – Election of Directors

The stockholders elected ten (10) directors for a one year term, as follows:

Nominee	For	Against	Broker Non-Votes
John L. Adams	61,251,466	270,880	9,492,701
Rhys J. Best	54,635,990	6,886,356	9,492,701
David W. Biegler	59,378,413	2,143,933	9,492,701
Leldon E. Echols	57,585,058	3,937,288	9,492,701
Ronald J. Gafford	57,000,196	4,522,150	9,492,701
Adrian Lajous	61,365,920	156,426	9,492,701
Melendy E. Lovett	57,838,259	3,684,087	9,492,701
Charles W. Matthews	57,267,517	4,254,829	9,492,701
Douglas L. Rock	57,832,005	3,690,341	9,492,701
Timothy R. Wallace	59,542,287	1,980,059	9,492,701

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement dated April 1, 2013, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
53,833,049	7,109,370	579,927	9,492,701

Proposal 3 – Approval of the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan

The stockholders approved the Amended Plan, by the following vote:

For	Against	Abstentions	Broker Non-Votes
57,149,165	4,256,617	116,564	9,492,701

Proposal 4 – Approval of the Trinity Industries, Inc. Annual Incentive Plan

The stockholders approved the Annual Plan, by the following vote:

For	Against	Abstentions	Broker Non-Votes
59,933,079	1,406,620	182,647	9,492,701

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2013

The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013, by the following vote:

For	Against	Abstentions	Broker Non-Votes
69,847,513	1,107,299	60,235	n/a

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1     Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (filed herewith).
Exhibit 10.2    Trinity Industries, Inc. Annual Incentive Plan (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 8, 2013	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer